Exhibit 99.1

Contact:	Michael Bauer	Rick Fernandez
	Senior Director, Investor Relations	Director, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7538	678-597-6988
	mbauer@manh.com	rfernandez@manh.com

Manhattan Associates Reports Record First Quarter Results

RPO Bookings Increase 31% over Prior Year on Solid Demand

Company Raises 2024 Full-Year Guidance

ATLANTA – April 23, 2024 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported revenue of $254.6 million for the first quarter ended March 31, 2024. GAAP diluted earnings per share for Q1 2024 was $0.86 compared to $0.62 in Q1 2023. Non-GAAP adjusted diluted earnings per share for Q1 2024 was $1.03 compared to $0.80 in Q1 2023.

“We are very pleased with our solid start to 2024 and better than expected first quarter results. Manhattan’s fundamentals are strong, as demand continues to drive favorable pipeline and revenue momentum,” said Manhattan Associates president and CEO Eddie Capel.

“While macro volatility persists, we are optimistic about our growing market opportunity. Our global teams are executing very well for our customers and are focused on delivering leading innovation across supply chain execution, Omni-channel solutions, and retail point of sale markets,” Mr. Capel concluded.

FIRST QUARTER 2024 FINANCIAL SUMMARY:

•
Consolidated total revenue for the three months ended March 31, 2024, was $254.6 million, compared to $221.0 million for the three months ended March 31, 2023.
o
Cloud subscription revenue was $78.0 million for the three months ended March 31, 2024, compared to $57.2 million for the three months ended March 31, 2023.
o
License revenue was $2.8 million for the three months ended March 31, 2024, compared to $5.4 million for the three months ended March 31, 2023.

o
Services revenue was $132.2 million for the three months ended March 31, 2024, compared to $116.2 million for the three months ended March 31, 2023.
•
GAAP diluted earnings per share for the three months ended March 31, 2024, was $0.86, compared to $0.62 for the three months ended March 31, 2023.
•
Adjusted diluted earnings per share, a non-GAAP measure, was $1.03 for the three months ended March 31, 2024, compared to $0.80 for the three months ended March 31, 2023.
•
GAAP operating income was $57.6 million for the three months ended March 31, 2024, compared to $47.1 million for the three months ended March 31, 2023.
•
Adjusted operating income, a non-GAAP measure, was $79.7 million for the three months ended March 31, 2024, compared to $63.7 million for the three months ended March 31, 2023.
•
Cash flow from operations was $54.7 million for the three months ended March 31, 2024, compared to $58.7 million for the three months ended March 31, 2023. Days Sales Outstanding was 74 days at March 31, 2024, compared to 70 days at December 2023.
•
Cash totaled $207.5 million at March 31, 2024, compared to $270.7 million at December 31, 2023.
•
During the three months ended March 31, 2024, the Company repurchased 293,592 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors, for a total investment of $73.4 million. In April 2024, our Board of Directors approved replenishing the Company’s remaining share repurchase authority to an aggregate of $75.0 million of our common stock.

2024 GUIDANCE

Manhattan Associates provides the following revenue, operating margin and diluted earnings per share guidance for the full year 2024:

	Guidance Range - 2024 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue - current guidance	$1,026	$1,034	10%	11%

Operating margin:
GAAP operating margin - current guidance	20.8%	21.2%
Equity-based compensation	8.8%	8.7%
Adjusted operating margin(1) - current guidance	29.6%	29.9%

Diluted earnings per share (EPS):
GAAP EPS - current guidance	$2.78	$2.86	-1%	1%
Equity-based compensation, net of tax	1.22	1.22
Excess tax benefit on stock vesting(2)	(0.14)	(0.14)
Adjusted EPS(1) - current guidance	$3.86	$3.94	3%	5%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation and related income tax effects.
(2) Excess tax benefit on stock vesting expected to occur primarily in the first quarter of 2024.

Manhattan Associates currently intends to publish in each quarterly earnings release certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below.

Manhattan Associates will make this earnings release and published expectations available on the investor relations section of the Manhattan Associates website at ir.manh.com. Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

Manhattan Associates’ conference call regarding its first quarter financial results will be held today, April 23, 2024, at 4:30 p.m. Eastern Time. The Company will also discuss its business and expectations for the year and next quarter in additional detail during the call. We invite investors to a live webcast of the conference call through the Investor Relations section of the Manhattan Associates website at ir.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software. The Internet webcast will be available until Manhattan Associates’ second quarter 2024 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

Manhattan Associates provides adjusted operating income and margin, adjusted income tax provision, adjusted net income, and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with, or alternatives to, GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three months ended March 31, 2024.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation – net of income tax effects. They also exclude the tax benefits or deficiencies of vested stock awards caused by differences in the amount deductible for tax purposes from the compensation expense recorded for financial reporting purposes. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a global technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc. Forward-looking statements in this press release include, without limitation, the information set forth under “2024 Guidance” and statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate” and similar expressions. Prospective investors are cautioned that any of those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by those forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: economic conditions, including inflation; disruption and transformation in the retail sector and our vertical markets; delays in product development; competitive and pricing pressures; software errors and information technology failures, disruption and security breaches; risks related to our products’ technology and customer implementations; global instability, including the wars in Ukraine and the Middle East; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$78,027	$57,220
Software license	2,810	5,352
Maintenance	34,972	35,650
Services	132,195	116,170
Hardware	6,548	6,621
Total revenue	254,552	221,013
Costs and expenses:
Cost of cloud subscriptions, maintenance and services	118,955	103,327
Cost of software license	332	302
Research and development	35,010	30,794
Sales and marketing	19,929	18,065
General and administrative	21,203	19,953
Depreciation and amortization	1,493	1,487
Total costs and expenses	196,922	173,928
Operating income	57,630	47,085
Other income, net	996	143
Income before income taxes	58,626	47,228
Income tax provision	4,825	8,437
Net income	$53,801	$38,791

Basic earnings per share	$0.87	$0.62
Diluted earnings per share	$0.86	$0.62

Weighted average number of shares:
Basic	61,625	62,211
Diluted	62,493	62,767

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023

Operating income	$57,630	$47,085
Equity-based compensation (a)	22,095	16,640
Adjusted operating income (Non-GAAP)	$79,725	$63,725

Income tax provision	$4,825	$8,437
Equity-based compensation (a)	3,436	2,409
Tax benefit of stock awards vested (b)	8,157	2,955
Adjusted income tax provision (Non-GAAP)	$16,418	$13,801

Net income	$53,801	$38,791
Equity-based compensation (a)	18,659	14,231
Tax benefit of stock awards vested (b)	(8,157)	(2,955)
Adjusted net income (Non-GAAP)	$64,303	$50,067

Diluted EPS	$0.86	$0.62
Equity-based compensation (a)	0.30	0.23
Tax benefit of stock awards vested (b)	(0.13)	(0.05)
Adjusted diluted EPS (Non-GAAP)	$1.03	$0.80

Fully diluted shares	62,493	62,767

a)
Adjusted results exclude all equity-based compensation, as detailed below, to facilitate comparison with our peers and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. We do not receive a GAAP tax benefit for a portion of our equity-based compensation, mainly because of Section 162(m) of the Internal Revenue Code, which limits tax deductions for compensation granted to certain executives.

	Three Months Ended March 31,
	2024	2023

Cost of services	$9,289	$6,516
Research and development	5,240	3,655
Sales and marketing	1,990	1,648
General and administrative	5,576	4,821
Total equity-based compensation	$22,095	$16,640

(b)
Adjustments represent the excess tax benefits and tax deficiencies of the equity awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible on our tax return for an equity award is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we exclude equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also exclude the related tax benefit (expense) generated upon their vesting.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$207,524	$270,741
Accounts receivable, net of allowance	205,701	181,173
Prepaid expenses and other current assets	31,981	27,276
Total current assets	445,206	479,190

Property and equipment, net	12,684	11,795
Operating lease right-of-use assets	52,031	21,645
Goodwill, net	62,232	62,235
Deferred income taxes	69,868	66,043
Other assets	32,741	32,445
Total assets	$674,762	$673,353

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$26,401	$24,508
Accrued compensation and benefits	48,517	73,210
Accrued and other liabilities	24,920	27,374
Deferred revenue	263,905	237,793
Income taxes payable	8,277	3,030
Total current liabilities	372,020	365,915

Operating lease liabilities, long-term	51,813	17,694
Other non-current liabilities	11,322	11,466

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2024 and 2023	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 61,569,549 and 61,566,037 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	615	615
Retained earnings	266,757	304,701
Accumulated other comprehensive loss	(27,765)	(27,038)
Total shareholders' equity	239,607	278,278
Total liabilities and shareholders' equity	$674,762	$673,353

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2024	2023
	(unaudited)	(unaudited)
Operating activities:
Net income	$53,801	$38,791
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,493	1,487
Equity-based compensation	22,095	16,640
(Gain) loss on disposal of equipment	(138)	16
Deferred income taxes	(3,869)	(2,523)
Unrealized foreign currency loss	501	1,167
Changes in operating assets and liabilities:
Accounts receivable, net	(25,434)	6,730
Other assets	(4,520)	(8,760)
Accounts payable, accrued and other liabilities	(20,809)	(10,009)
Income taxes	4,594	7,850
Deferred revenue	27,024	7,327
Net cash provided by operating activities	54,738	58,716

Investing activities:
Purchase of property and equipment	(2,321)	(666)
Net cash used in investing activities	(2,321)	(666)

Financing activities:
Repurchase of common stock	(113,834)	(101,688)
Net cash used in financing activities	(113,834)	(101,688)

Foreign currency impact on cash	(1,800)	(230)

Net change in cash and cash equivalents	(63,217)	(43,868)
Cash and cash equivalents at beginning of period	270,741	225,463
Cash and cash equivalents at end of period	$207,524	$181,595

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1. GAAP and adjusted earnings per share by quarter are as follows:

	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
GAAP Diluted EPS	$0.62	$0.63	$0.79	$0.78	$2.82	$0.86
Adjustments to GAAP:
Equity-based compensation	0.23	0.25	0.26	0.25	0.97	0.30
Tax benefit of stock awards vested	(0.05)	-	-	-	(0.06)	(0.13)
Adjusted Diluted EPS	$0.80	$0.88	$1.05	$1.03	$3.74	$1.03
Fully Diluted Shares	62,767	62,432	62,310	62,555	62,608	62,493

2. Revenues and operating income by reportable segment are as follows (in thousands):

	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Revenue:
Americas	$170,759	$179,208	$186,564	$182,664	$719,195	$196,312
EMEA	39,658	40,902	41,204	44,874	166,638	46,620
APAC	10,596	10,906	10,673	10,717	42,892	11,620
	$221,013	$231,016	$238,441	$238,255	$928,725	$254,552

GAAP Operating Income:
Americas	$29,647	$32,326	$34,655	$38,530	$135,158	$36,687
EMEA	12,793	13,556	14,415	15,959	56,723	15,884
APAC	4,645	4,601	4,378	4,376	18,000	5,059
	$47,085	$50,483	$53,448	$58,865	$209,881	$57,630

Adjustments (pre-tax):
Americas:
Equity-based compensation	$16,640	$17,928	$19,030	$17,973	$71,571	$22,095
	$16,640	$17,928	$19,030	$17,973	$71,571	$22,095

Adjusted non-GAAP Operating Income:
Americas	$46,287	$50,254	$53,685	$56,503	$206,729	$58,782
EMEA	12,793	13,556	14,415	15,959	56,723	15,884
APAC	4,645	4,601	4,378	4,376	18,000	5,059
	$63,725	$68,411	$72,478	$76,838	$281,452	$79,725

3. Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Revenue	$(3,084)	$104	$2,755	$2,341	$2,116	$648
Costs and expenses	(3,616)	(1,133)	1,033	1,212	(2,504)	176
Operating income	532	1,237	1,722	1,129	4,620	472
Foreign currency gains (losses) in other income	(810)	(516)	387	(527)	(1,466)	(564)
	$(278)	$721	$2,109	$602	$3,154	$(92)

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Operating income	$1,632	$1,222	$728	$267	$3,849	$185
Foreign currency gains (losses) in other income	(283)	(31)	812	(105)	393	164
Total impact of changes in the Indian Rupee	$1,349	$1,191	$1,540	$162	$4,242	$349

4. Other income includes the following components (in thousands):

	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Interest income	$969	$1,555	$1,371	$1,409	$5,304	$1,414
Foreign currency gains (losses)	(810)	(516)	387	(527)	(1,466)	(564)
Other non-operating income (expense)	(16)	2	(19)	(15)	(48)	146
Total other income (loss)	$143	$1,041	$1,739	$867	$3,790	$996

5. Capital expenditures are as follows (in thousands):

	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Capital expenditures	$666	$1,009	$1,086	$1,969	$4,730	$2,321

6. Stock Repurchase Activity (in thousands):

	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Shares purchased under publicly announced buy-back program	515	381	128	-	1,024	294
Shares withheld for taxes due upon vesting of restricted stock units	208	4	8	2	222	165
Total shares purchased	723	385	136	2	1,246	459

Total cash paid for shares purchased under publicly announced buy-back program	$74,177	$66,769	$25,072	$0	$166,018	$73,411
Total cash paid for shares withheld for taxes due upon vesting of restricted stock units	27,511	658	1,529	331	30,029	40,423
Total cash paid for shares repurchased	$101,688	$67,427	$26,601	$331	$196,047	$113,834

7. Remaining Performance Obligations

We disclose revenue we expect to recognize from our remaining performance obligations ("RPO"). Over 98% of our RPO represent cloud native subscriptions with a non-cancelable term greater than one year (including cloud-deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Maintenance contracts are typically one year and not included in the RPO. Our RPO as of the end of each period appears below (in thousands):

	March 31, 2023	June 30, 2023	September 30, 2023	December 30, 2023	March 31, 2024
Remaining Performance Obligations	$1,153,404	$1,238,672	$1,324,861	$1,427,854	$1,516,430